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MSDW CLOSED END FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)
January 1, 2000 through December 31, 2000


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TRADE                                 AMOUNT OF            PARTICIPATING         PRICE  AMOUNT            PURCHASED
    %
DATE             UNDERWRITING         OFFER                   FUND/s            PER SHARPURCHASED           FROM           UW

06/19/00Telmex ADR                    27,649,306   Emerging Markets Fund          53.25 15,900      Solomon Smith Barney  0.06%
                                                   Latin American Discovery Fund  53.25 49,300      Solomon Smith Barney  0.18%
                                                                                        65,200                            0.24%

01/18/00Grupo Televisa                16,529,000   Emerging Markets Fund          67.50 37,840      Merrill Lynch         0.23%
                                                   Latin American Discovery Fund  67.50 23,020      Merrill Lynch         0.14%

02/28/00AsianInfo                     5,000,000    Asia Pacific Fund              24.00 4,020       Goldman Sachs         0.08%
                                                   Emerging Markets Fund          24.00 3,700       Goldman Sachs         0.07%
                                                                                        7,720                             0.15%

03/24/00Petrochina Company Ltd.       17,582,418,00Asia Pacific Fund               0.16 15,487,000  CICC                  0.09%

03/28/00IC Bank                       13,833,000   Emerging Markets Fund          11.00 48,000      Merrill Lynch         0.35%

04/14/00VCP ADR                       7,920,000    Emerging Markets Fund          15.00 67,300      Merrill Lynch         0.85%
                                                   Latin American Discovery Fund  15.00 108,700     Merrill Lynch         1.37%
                                                                                        176,000                           2.22%

06/15/00China Unicom Limited          2,336,170,000Emerging Markets Fund          19.99 278,300     Jardine Flemming      0.01%

06/25/00Phoenix Satellite             727,060,000  Asia Pacific Fund               1.08 2,000,000   Merrill Lynch         0.28%
                                                   Emerging Markets Fund           1.08 1,416,000   Merrill Lynch         0.19%
                                                                                        3,416,000                         0.47%

08/04/00Giganet, Ltd.                 5,000,000    Emerging Markets Fund          17.00 3,970       Lehman Brothers       0.08%


08/10/00Petrobras ON ADR              153,500,000  Emerging Markets Fund          24.00 100,000     Merrill Lynch         0.07%


09/28/00ASUR ADR                      22,173,913   Emerging Markets Fund         15.125 75,240      Warburg Dillon Reed   0.34%
                                                   Latin American Discovery Fund 15.125 214,080     Warburg Dillon Reed   0.97%
                                                                                        289,320                           1.30%

10/12/00China Petroleum & Chemical Cor15,941,464,00Asia Pacific Fund            HK$ 1.615,996,000   Chase Jardine Flemmin 0.04%
                                                   Emerging Markets Fund        HK$ 1.614,111,000   Chase Jardine Flemmin 0.03%
                                                                                        10,107,000                        0.06%

10/19/00Wipro Limited                 2,750,000    India Investment Fund         41.380 209,000     CS First Boston       7.60%


10/31/00China Mobile (HK) Limited     923,521,065  Emerging Markets Fund         HK$ 48 132,000     Merrill Lynch         0.01%

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